UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020
__________________________________________

Dynatronics Corporation
(Exact name of registrant as specified in its charter)

__________________________________________

Utah	0-12697	87-0398434
(State or other jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

1200 Trapp Rd, Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)
(801) 568-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DYNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Executive Officer

On July 7, 2020, Brian Baker, citing the need for a reduced work schedule to allow more flexibility to address health issues relating to the COVID-19 virus, has stepped down as Chief Executive Officer of Dynatronics Corporation (“Dynatronics” or “Company”), effective immediately. Mr. Baker will continue to serve as a member of the Company’s board of directors (the “Board”) and subject to the conditions and provisions of the Company’s equity incentive plans, equity awards held by Mr. Baker will continue to vest and be exercisable according to their respective terms. In connection with Mr. Baker’s resignation, the Company and Mr. Baker entered into a Separation and Pay Continuation Agreement (“Separation Agreement”). The Separation Agreement provides that through October 7, 2020 (the “Separation Date”), Mr. Baker will receive the same compensation and benefits, including continued vesting of outstanding equity awards, as under his existing employment agreement, effective August 19, 2019. The Separation Agreement includes a general release of claims and waivers customary in such agreements. Mr. Baker’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company also entered into a Consulting Agreement with Mr. Baker (the “Baker Consulting Agreement”), effective October 8, 2020, pursuant to which Mr. Baker will provide consulting services to the Company on a part-time basis following the Separation Date. Pursuant to the Baker Consulting Agreement, Mr. Baker will provide consulting services to the Company for up to 20 hours per week at a rate of $150 per hour. In addition to the hourly rate, the Company will pay Mr. Baker a flat monthly fee in the amount of $890 while the Consulting Agreement is in effect.

The foregoing summaries of the Separation Agreement and the Baker Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and the Baker Consulting Agreement, a copy of each of which will be filed with the Company’s Form 10-K for the fiscal year ended June 30, 2020.

Appointment of New Principal Executive Officer and Director

The Board of Dynatronics has named John Krier as the Company’s Chief Executive Officer effective July 7, 2020. Mr. Krier has served as Chief Financial Officer of Dynatronics since March 2020. Mr. Krier will continue to serve as the Company’s Chief Financial Officer on an interim basis until a successor has been identified and engaged. The Company will immediately commence a search for a replacement. On the recommendation of the Nominating Committee, the Board increased the number of directors constituting the full Board from six to seven directors and appointed Mr. Krier as a director to fill the resultant vacancy, with such appointment effective immediately. Mr. Krier’s initial term as director will expire at the Company’s 2021 Annual Meeting of Shareholders.

Prior to joining the Company as Chief Financial Officer, Mr. Krier served as Vice President of Marketing of Breg, Inc. (“Breg”), a global medical device company from March 2014 to November 2019, and provided consulting services to Breg from December 2019 until March 2020. Prior to joining Breg, Mr. Krier was President of Viscent, LLC, an orthopedic bracing supplier, from September 1, 2009 through October 1, 2012, and Executive Consultant to the Chief Executive Officer and Board of Directors from October 2012 through September 2013. Mr. Krier holds a B.S. degree in Business Administration from the University of South Dakota. He is 43 years old.

In connection with his appointment as Chief Executive Officer, Mr. Krier entered into an employment agreement with the Company (the “Krier Employment Agreement”). Pursuant to the Krier Employment Agreement, the Company will pay Mr. Krier an annual base salary of $250,000 per year and he will be eligible for an annual bonus targeted at a maximum payout of $75,000, and an annual equity award of restricted stock units, or RSUs, up to a maximum value of $75,000, which amount will be determined by the Compensation Committee of the Board, based on results of operations and Mr. Krier’s performance against goals established by the Compensation Committee. On the date of his appointment, Mr. Krier received a grant of 50,000 RSUs under the Dynatronics 2018 Equity Incentive Plan (the “2018 Plan”), vesting in four equal annual installments commencing on the first anniversary of the grant date. Upon vesting, Mr. Krier will receive a number of shares of common stock equal to the number of RSUs that have vested. Also upon his appointment date, the Company granted Mr. Krier a stock option under the 2018 Plan for the purchase of 15,000 shares of the Company’s common stock, vesting over a four-year period with one-fourth of the shares vesting annually on the anniversary of the grant date. The exercise price of the stock option is the market price of the Company’s common stock on the date of grant. Mr. Krier will operate from the Company’s Eagan, Minnesota location.

The Krier Employment Agreement continues until terminated by the Company or by Mr. Krier in accordance with the terms of the agreement. If the Company terminates Mr. Krier’s employment during the first 12 months without cause as defined under the agreement, the Company must pay Mr. Krier an amount equal to three months base salary. In addition, in such event, one-half of the initial equity compensation awards granted to him at the time of his appointment as CEO will automatically vest, subject to his execution of a release of all claims against the Company. Mr. Krier is also subject to a non-solicitation, non-competition and confidentiality agreement with post-termination restrictive covenants. The Company has also entered into an indemnification agreement with Mr. Krier on the same terms as it has with its other directors and executive officers.

As previously disclosed, Mr. Krier will continue to provide limited consulting services to Breg through April 2021. The Audit Committee of the Board has determined that Mr. Krier’s consulting services to Breg will not conflict with the interests of the Company or his duties at Dynatronics and that Mr. Krier will be able to focus his full time and resources to Dynatronics as Chief Executive Officer.

There is no arrangement or understanding between Mr. Krier and any other person pursuant to which Mr. Krier was appointed as a director of the Company. Mr. Krier is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Krier and any director or executive officer of the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)).

This summary description of the Krier Employment Agreement and the equity award agreements between the Company and Mr. Krier is qualified in its entirety by reference to the employment agreement and the equity award agreements between the Company and Mr. Krier, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2020	DYNATRONICS CORPORATION

	By:	/s/ Jennifer Keeler
Name: Jennifer Keeler
	Title:	General Counsel